Exhibit 3.2

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

                      MODERN MEDICAL MODALITIES CORPORATION

                                     WARRANT

Warrant No. M-032                     Date of Original Issuance: October 9, 2007

      Modern Medical Modalities Corporation, a New Jersey corporation (the "Company"), hereby certifies that, for value received, Paul W. Harrison or its registered assigns (the "Holder"), has the right to purchase from the Company up to a total of 1,800,000 ("one million eight-hundred thousand") shares of common stock, $0.0002 par value per share (the "Common Stock"), of the Company (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") at an exercise price equal to $0.65 per share (as adjusted from time to time as provided in Section 7, the "Exercise Price"), at any time and from time to time from and after the date hereof and through and including October 8, 2012 (the "Expiration Date"), subject to meeting the criteria as set forth in the attached Exhibit and to the following terms and conditions.

      1. Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company's transfer agent or to the Company at its address specified herein. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

      2. Exercise and Duration of Warrants.

            (a) This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the date hereof to and including the Expiration Date. At 11:59 p.m., Eastern Time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

            (b) The Holder may, at its option during such time, elect to pay some or all of the Exercise Price payable upon an exercise of this Warrant by canceling a portion of this Warrant exercisable for such number of Warrant Shares as is determined by dividing (i) the total Exercise Price payable in respect of the number of Warrant Shares being purchased upon such exercise by
(ii) the excess of the Fair Market Value per share of Common Stock as of the effective date of exercise, as determined pursuant to Section 2(c) below (the "Exercise Date") over the Exercise Price per share. If the Holder wishes to exercise this Warrant pursuant to this method of payment with respect to the maximum number of Warrant Shares purchasable pursuant to this method, then the number of Warrant Shares so purchasable shall be equal to the total number of Warrant Shares, minus the product obtained by multiplying (x) the total number of Warrant Shares by (y) a fraction, the numerator of which shall be the Exercise Price per share and the denominator of which shall be the Fair Market Value per share of Common Stock as of the Exercise Date.

            (c) For purposes of this Warrant, "Fair Market Value" shall mean, on any day:

                  (i) the closing price of the Common Stock on a national securities exchange or as quoted on the Nasdaq National Market or the Nasdaq SmallCap Market on such day, as reported by the Wall Street Journal; or

                  (ii) if the Common Stock is quoted on the Nasdaq National Market or the Nasdaq SmallCap Market but no sale occurs on such day, the average of the closing bid and asked prices of the Common Stock on the Nasdaq National Market or the Nasdaq SmallCap Market on such day, as reported by the Wall Street Journal; or

                  (iii) if the Common Stock is not so listed or quoted, the average of the closing bid and asked prices of the Common Stock in the U.S. over-the-counter market; or

                  (iv) if no such trading market is readily available, the fair market value of the Common Stock as determined in good faith and certified by a majority of the members of the Board of Directors of the Company.

      3. Delivery of Warrant Shares.

            (a) Upon delivery of the Form of Election to Purchase to the Company (with the attached Warrant Shares Exercise Log) at its address for notice set forth in Section 13 and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly issue and deliver to the Holder a certificate for the Warrant Shares after the Date of Exercise.

            A "Date of Exercise" means the date on which the Holder shall have delivered to the Company (i) the Form of Election to Purchase attached hereto (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

            (b) Transfer Restrictions.

                  (i) This Warrant and the Warrant Shares may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with any applicable federal and state securities laws. In connection with any transfer of this Warrant or any Warrant Shares other than pursuant to an effective registration statement or to the Company, except as otherwise set forth herein, the Company may require the transferor to obtain an opinion of counsel reasonably acceptable to the Company to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company, without requiring a legal opinion as described in the immediately preceding sentence, hereby consents to and agrees to register on the books of the Company and with any transfer agent for the securities of the Company any transfer of this Warrant and the Warrant Shares by the Holder to an Affiliate (as defined in Rule 405 under the Securities Act) of the Holder or to one or more funds or managed accounts under common management with such Holder, and any transfer among any such Affiliates or one or more funds or managed accounts, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501 (a) under the Securities Act and that it is acquiring the Warrant and the Warrant Shares solely for investment purposes (subject to the qualifications hereof).

                  (ii) Warrant Shares issued while there is not an effective registration statement covering the resale by the Holder of the Warrant Shares (a "Registration Statement") or while the Holder may not resell such Warrant Shares pursuant to Rule 144(k) under the Securities Act shall be issued with the following legend:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND 1N ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

      4. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

      5. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

      6. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 7). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

      7. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 7.

            (a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

            (b) Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions,
(iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the "Alternate Consideration"). The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. In addition, at the Holder's request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof.

            (c) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

            (d) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 11104th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

            (e) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 7, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder.

            (f) Payment of Exercise Price. Except as otherwise provided in
Section 2(b), the Holder shall pay the Exercise Price in cash, by certified or bank check, or by wire transfer of immediately available funds, in lawful money of the United States.

      8. No Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported on the OTC, any stock exchange, market or trading facility on which the Common Stock is then listed on the date of exercise.

      9. Exchange Act Filings. The Holder agrees and acknowledges that it shall have sole responsibility for making any applicable filings with the Securities and Exchange Commission pursuant to Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, as a result of its acquisition of this Warrant and the Warrant Shares and any future retention or transfer thereof.

      10. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section at or prior to 5:00 p.m. (Eastern
Time) on a trading day, (ii) the next trading day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a trading day or later than 5:00 p.m. (Eastern Time) on any trading day, (iii) the trading day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to Modern Medical Modalities Corporation, 439 Chestnut Street, Union, NJ 07083 facsimile: (908) 8450385, Attn: Chief Executive Officer, or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

      11. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

      12. Miscellaneous.

            (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

            (b) All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New Jersey, without regard to the principles of conflicts of law thereof. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

            (c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

            (d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                            SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

                                          MODERN MEDICAL MODALITITES CORPORATION

                                          By:   Baruh Hayut
                                                ---------------
                                          Name: Baruh Hayut
                                          Title: Chairman/CEO

                          FORM OF ELECTION TO PURCHASE

To Modern Medical Modalities Corporation:

      In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase _______ shares of common stock ("Common Stock"), $0.0002 par value per share, of Modern Medical Modalities Corporation. The undersigned herewith makes payment of $_________, representing the full purchase price for such shares at the Exercise Price provided for in such Warrant, together with any applicable taxes payable by the undersigned pursuant to the Warrant. Such payment takes the form of (check applicable box or boxes):

|_|   $______ in lawful money of the United States; and/or

|_| The cancellation of such portion of the attached Warrant as is exercisable for a total of Warrant Shares (using a Fair Market Value of $______ per share for purposes of this calculation).

      The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

                                (Name)
                                ----------------------------

                                ----------------------------

                                ----------------------------
                                (Address)

                                ----------------------------
                                (SSN or Tax ID No.)

                           Warrant Shares Exercise Log

--------------------------------------------------------------------------------
Date                  Number of                                     Number of
                    Warrant Shares             Number             Warrant Shares
                      Available              of Warrant              Remaining
                        to be                  Shares                  to be
                      Exercised               Exercised              Exercised
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------

                               FORM OF ASSIGNMENT

      [To be completed and signed only upon transfer of Warrant]

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________ the right represented by the within Warrant to purchase _______ shares of Common Stock of Modern Medical Modalities Corporation to which the within Warrant relates and appoints ___________________ attorney to transfer said right on the books of Modern Medical Modalities Corporation with full power of substitution in the premises.

Dated: __________, ____

                                                --------------------------------
                                                (Signature  must  conform in all
                                ` respects to name of holder as specified on the face of the Warrant)

                                                --------------------------------
                                                Address of Transferee

                                                --------------------------------

                                                --------------------------------

In the presence of:

_______________________________

As of October 09, 2007              Exhibit

In order to help increase the probability for achieving rapid growth of Modern Medical Modalities Corporation ("the Company") by generating new management services (including IT services) related revenues, in a profitable and timely manner; the Company has decided to provide accelerator stock based incentives in the form of a Warrant Agreement.

In addition to Paul Harrison's Lead Director responsibilities the Company believes that he will be very instrumental in using his experience, contacts, and track record to help rapidly grow the Company. Therefore, the Company has decided that Paul Harrison be granted a stock warrant for 1,800,000 shares at $0.65 per share based on the following criteria:

o     360,000 stock warrants awarded upon execution of the Agreement

o 360,000 stock warrants awarded for each $1,000,000, up to an aggregate award of 1,080,000 stock warrants based on up to $3,000,000 in aggregate revenues, contracted for, or generated by, the Company (including its subsidiaries and affiliates) in information systems and services related sales or transactions and in related administrative services sales or transactions using the Company's information system.

o 360,000 stock warrants after the Company's Information System is used by another Organization